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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports:

  •
  dated February 28, 2014, with respect to the consolidated financial statements and schedules of NorthStar Realty Finance Limited Partnership; and

  •
  dated February 28, 2014, with respect to the consolidated financial statements and schedules of NRFC Sub-REIT Corp.

which are contained in the Registration Statement. We consent to the use of the aforementioned reports in the Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

New York, New York
February 28, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM